Exhibit 99.1

TEVA SETTLES PRICE FIXING CHARGES WITH U.S. DOJ

TEL AVIV, Israel & PARSIPPANY, N.J, August 21, 2023 – Teva Pharmaceuticals, a U.S. affiliate of Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA), has reached a deferred prosecution agreement (DPA) with the U.S. Department of Justice (DOJ) to settle the criminal price-fixing charges brought against Teva in 2020.

Under the DPA, which will allow Teva to avoid mandatory exclusion from participation in U.S. federal health care programs, Teva will pay a fine of $225 million over five years, with $22.5 million due each year from 2024 through 2027, and $135 million due in 2028. The Company has also agreed to donate $50 million worth of two generic products (valued at wholesale acquisition cost), to humanitarian organizations, and to divest one additional generic product to a third-party buyer.

Teva admits in the DPA that a single former employee, in three instances involving three separate customers between 2013 and 2015, agreed with competitors that Teva would not bid on an opportunity to supply that customer with a particular generic product. This former employee left the Company in 2016.

Teva fosters a culture of compliance, including with the antitrust laws, and is dedicated to conducting business with integrity and fairness. Teva has robust and consistent compliance controls in place designed to prevent this type of activity from reoccurring, and has committed, as part of the DPA, to maintain those controls going forward.

The Company is pleased to put these charges behind us and believes that we remain well-positioned to defend against related civil claims. We are focused on delivering high-quality medicines to the patients around the world who need them.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and innovative medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of innovative medicines and biopharmaceutical products. Learn more at www.tevapharm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by

IR Contacts	United States	Ran Meir	(267) 468-4475
		Sanjeev Sharma	(973) 5241908

PR Contacts	United States	Kelley Dougherty	(973) 658-0237
		Yonatan Beker	(973) 2647378

the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Important factors that could cause or contribute to such differences include risks relating to: compliance, regulatory and litigation matters, including our ability to comply with and operate under our deferred prosecution agreement (DPA) with the U.S. DOJ; our ability to successfully compete in the marketplace; our substantial indebtedness, which may limit our ability to incur additional indebtedness; our business and operations in general, including, the impact of global economic conditions and other macroeconomic developments and the governmental and societal responses thereto; other financial and economic risks; and other factors discussed in this press release and in our Quarterly Report on Form 10-Q for the second quarter of 2023 and in our Annual Report on Form 10-K for the year ended December 31, 2022, including in the sections captioned “Risk Factors” and “Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

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IR Contacts	United States	Ran Meir	(267) 468-4475
		Sanjeev Sharma	(973) 5241908

PR Contacts	United States	Kelley Dougherty	(973) 658-0237
		Yonatan Beker	(973) 2647378